SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           June 24, 2005
                                                -------------------------------

Commission         Registrant, State of Incorporation,       I.R.S. Employer
File Number        Address and Telephone Number             Identification No.
-----------        ----------------------------------       -------------------
001-11229          Mississippi Power Company                    64-0205820
                   (A Mississippi Corporation)
                   2992 West Beach
                   Gulfport, Mississippi 39501
                   (228) 864-1211

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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2

Item 1.01.      Entry into a Material Definitive Agreement.
                ------------------------------------------

                On June 30, 2005, the first mortgage bond indenture of Mississippi Power Company (the "Company") was defeased by paying to Deutsche Bank Trust Company Americas, the Trustee, an amount representing the last outstanding obligations on the Company's first mortgage bonds. As a result of the defeasance, there are no longer any first mortgage bond liens on the Company's property and the Company no longer has to comply with the covenants and restrictions of the first mortgage bond indenture.

Item 8.01.      Other Events.
                ------------

                On June 24, 2005, the Company entered into an Underwriting Agreement covering the issue and sale of $30,000,000 aggregate principal amount of its Series G 5.40% Senior Notes due July 1, 2035 (the "Series G Senior Notes"). The Series G Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement Nos. 333-108156, 333-108156-01 and 333-108156-02) of the Company.

Item 9.01.  Financial Statements and Exhibits.

            (c) Exhibits.

              1.3 Underwriting Agreement relating to the Series G Senior Notes, dated June 24, 2005, between the Company and Banc of America Securities LLC, as the Underwriter.

              4.2 Seventh Supplemental Indenture to Senior Note Indenture dated as of June 30, 2005, providing for the issuance of the Series G Senior Notes.

              4.12        Form of Series G Senior Notes (included in Exhibit
                          4.2 above).

              4.16 Supplemental Indenture to First Mortgage Bond Indenture dated as of June 30, 2005 between the Company and Deutsche Bank Trust Company Americas, as trustee.

              5.1         Opinion of Troutman Sanders LLP.

             12.1         Computation of ratio of earnings to fixed charges.


                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 30, 2005                  MISSISSIPPI POWER COMPANY


                                         By /s/  Wayne Boston
                                                 Wayne Boston
                                                 Assistant Secretary